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Exhibit 21.1

BUCKEYE PARTNERS, L.P.
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2008

Subsidiary	Jurisdiction of Organization
Buckeye Pipe Line Company, L.P.	Delaware
Buckeye Pipe Line Holdings, L.P.	Delaware
Everglades Pipe Line Company, L.P.	Delaware
Laurel Pipe Line Company, L.P.	Delaware
Wood River Pipe Lines LLC	Delaware
Buckeye Pipe Line Transportation LLC	Delaware
Buckeye NGL Pipe Lines LLC	Delaware
Buckeye Energy Holdings LLC	Delaware
Buckeye Energy Services LLC	Delaware
Buckeye Gas Storage LLC	Delaware
Lodi Gas Storage, L.L.C.	Delaware
Buckeye Terminals, LLC	Delaware
NORCO Pipe Line Company, LLC	Delaware
Buckeye Gulf Coast Holdings I, LLC	Delaware
Buckeye Gulf Coast Holdings II, LLC	Delaware
Buckeye Gulf Coast Pipe Lines, L.P.	Delaware
Buckeye Products Pipe Line, L.P.	Delaware
Buckeye Texas Pipe Line Company, L.P.	Delaware
Gulf Coast Pipe Line, L.P.	Delaware
Gulf Coast/Products GP Holding LLC	Delaware
Gulf Coast/Products Holding L.P.	Delaware
Buckeye Albany Terminal LLC	Delaware
Ferrysburg Terminal LLC	Delaware
WesPac Pipelines—San Diego LLC	Nevada
WesPac Pipelines—Reno LLC	Delaware
WesPac Pipelines—Memphis LLC	Nevada

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  Exhibit 21.1
BUCKEYE PARTNERS, L.P. SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2008